                                                                      Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of Aloette Cosmetics, Inc. and Subsidiaries on Form S-8 (File No. 33-4918) of our report dated February 13, 1997, on our audits of the consolidated financial statements and financial statement schedule of Aloette Cosmetics, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Form 10-KSB.

Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 1997